Exhibit 23.1

AXIS CAPITAL HOLDINGS LIMITED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-118023 on Form S-3 of our reports dated February 25, 2008, relating to the financial statements and financial statement schedules of AXIS Capital Holdings Limited and subsidiaries, and the effectiveness of AXIS’s internal control over financial reporting appearing in the Annual Report on Form 10-K of AXIS Capital Holdings Limited and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche

Hamilton, Bermuda

February 25, 2008